                                                                Exhibit 10.6




                        CardMember Publishing Corporation
                           401(k) Profit Sharing Plan

                           Effective Date: 04/01/1996






This document is a description of the Plan. It is intended that the language be clear and understandable. The law governing plans is very complicated. Consequently, the language in the law and the Plan is very technical and legal. The government requires that the Plan document and this description contain much of the same language. If this description says something different from what the Plan says, the Plan must be followed. A copy of the Plan is available for inspection by contacting the Plan Administrator, whose telephone number is on the Plan Information Page.













                        Date Prepared: February 27, 1996

                        CardMember Publishing Corporation
                           401(k) Profit Sharing Plan

                                TABLE OF CONTENTS


I.    PLAN INFORMATION ....................................................    1

II.   ELIGIBILITY REQUIREMENTS ............................................    2

III.  PLAN CONTRIBUTIONS ..................................................    3
      Generally: ..........................................................    3
      Elective Deferral Contributions: ....................................    3
      Profit Sharing Contributions: .......................................    3
      Additional Contributions: ...........................................    4
      Matching Contributions: .............................................    4
      Compensation: .......................................................    4

IV.   PLAN BENEFITS AND METHODS OF PAYMENTS
      Distributions: ......................................................    5
      Hardship Distributions: .............................................    5
      Rollover Contributions: .............................................    6
      Payment of Your Distribution: .......................................    6
      Amount and Form of Payment of Your Distribution: ....................    7

V.    PLAN ADMINISTRATION .................................................    8
      Plan Operation: .....................................................    8
      Plan Administrator: .................................................    8
      Trustee: ............................................................    8
      Investment of Plan Assets: ..........................................    8
      Plan Insurance: .....................................................    8

VI.   LOSS OR DENIAL OF BENEFITS ..........................................    9
      Vesting: ............................................................    9
      Break in Service: ...................................................    9
      Beneficiary Designation: ............................................   10

VII.  TERMINATION OF THE PLAN .............................................   11

VIII. YOUR RIGHTS UNDER ERISA .............................................   12

LOAN ADDENDUM .............................................................   13


                        CardMember Publishing Corporation
                           401(k) Profit Sharing Plan


I.  PLAN INFORMATION.

Plan Name:                              CardMember Publishing Corporation
                                        401(k) Profit Sharing Plan

Employer:                               CardMember Publishing Corporation

Address:                                11165 Mill Valley Road
                                        Omaha, NE 68154

Employer Identification Number
of Plan Sponsor:                        06-1276882

Plan Serial Number:                     001

Type of Plan:                           401(k) Profit Sharing Plan

Normal Retirement Age:                  65 with 5 participation years

Trustee(s):                             State Street Bank & Trust Company

Business Address:                       Two Heritage Drive
                                        Quincy, MA 02171

Plan Administrator and Plan Sponsor:    CardMember Publishing Corporation

Business Address:                       11165 Mill Valley Road
                                        Omaha, NE 68154

Phone Number:                           (402) 492-2565

Agent for service of legal process:     Plan Administrator (see above)

Note: Service of legal process may be made upon a Plan Trustee or the Plan Administrator.

Ending Date of Plan's Year:             December 31

                        CardMember Publishing Corporation
                           401(k) Profit Sharing Plan


II.  ELIGIBILITY REQUIREMENTS.

Once you start work, the number of hours that you work during your first year of employment is counted. If you work 1000 hours during that year, you will receive a year of Service Credit for eligibility to participate in the Plan for that year. If you fail to attain 1000 hours in your first year of employment, then the number of hours you work in your second year of employment is counted to determine if you have 1000 hours. If you do, you will receive a Year of Service Credit for eligibility.

To be eligible to become a participant in the Plan, you must, as of these dates:
January 1, April 1, July 1, October 1.

     1.   have completed 1 Year(s) of Service.
     2.   have attained age 18.
     3. not be covered by a collective bargaining agreement (i.e., not in a union).
     4.   not be a nonresident alien and not earning any U.S. income.

                        CardMember Publishing Corporation
                           401(k) Profit Sharing Plan


III.  PLAN CONTRIBUTIONS.

Once you have satisfied the eligibility requirements, you become a Participant automatically.

Generally:

The amount of Contributions to the Plan is determined by the sum of Elective Deferral Contributions, Profit Sharing Contributions, Matching Contributions, Rollover Contributions, and additional contributions which may be made by the employer during the year. These contributions are based on the profits of the Company.

Your social security benefits are paid by the government and are in addition to the benefits paid from the Plan. The existence of this Plan and the contributions made to it will not affect your social security benefits in any way.

Elective Deferral Contributions:

You may elect to reduce your salary and have the amount contributed to the Trust. The amount may not be more than the lesser of:

     1.   15% of your pay or,
     2. $9500 as adjusted to reflect annual federal cost of living increases, or
     3. such lesser amount as determined by the discrimination tests for the Plan.

You may choose to begin Elective Deferral Contributions on 1/1, 4/1, 7/1, 10/1.

Your election will be effective with the 1st pay period following the period in which you make the election. Your election will remain in effect until modified or terminated by you. You can modify your election effective 1/1, 4/1, 7/1, 10/1. You may terminate your deferrals at any time. Contact your Plan Administrator for the deadline for making modification requests. Because it is a Cash or Deferred Arrangement, this Plan must meet special tests which assure that highly compensated employees do not make significantly more Elective Deferral Contributions to the Plan than non-highly compensated employees. If, under the test, the contributions of the highly compensated employees exceed the amount permitted, the employer must either return some of the Elective Deferral Contributions, or make additional contributions on behalf of certain participants. The additional contributions will be treated as Elective Deferral Contributions. You may not contribute more than $9500 (as adjusted under Federal
Law) to all 401(k) type plans to which you belong. You must apply to your Plan Administrator in writing for a refund of any Elective Deferred Contribution by 03/01.

Profit Sharing Contributions:

The Employer may decide to make additional contributions which will be subject to the "Vesting Schedule" shown in Section VI below. The Profit Sharing Contribution will be allocated to your account in the ratio that your compensation bears to the compensation of all participants. Forfeitures of this contribution shall be allocated with the Profit Sharing Contribution.

                        CardMember Publishing Corporation
                           401(k) Profit Sharing Plan




Additional Contributions:

The employer may make special contributions to enable the Elective Deferral Contributions and Matching Contributions to pass discrimination tests required under the Internal Revenue Code. These contributions are called Qualified Non-Elective Contributions in the Plan Document and Adoption Agreement and will be made in the manner required for the purpose of passing the tests.

Matching Contributions:

The Employer may make Matching Contributions to the Plan to all Participants who have Elective Deferral Contributions. These contributions are subject to the vesting schedule shown in Section VI below.

This contribution will be equal to a percentage of your Elective Deferral Contribution and will be determined at the end of the plan year.

These contributions must meet special tests which assure that highly compensated employees do not make significantly more Matching Contributions to the Plan than non-highly compensated employees. If, under the test, contributions of the highly compensated employees exceed the amount permitted, the employer must reallocate some of the Matching Contribution, make additional contributions, distribute some of the vested contributions, or hold the excess in the Plan and use it as part of the employer's matching contribution for the next year.

Compensation:

All your contributions are based on the amount you are paid.

Your pay or earnings are the sum of your W-2 earnings and amounts deferred through a salary deferral agreement under an IRC 401(k) Plan, through a Cafeteria Plan under IRC 125, a SEP under 402(h), or through an annuity under IRC 403(b).

The amount of your compensation which will be used for plan purposes will be that paid to you during the Plan Year beginning each January 1 and ending each December 31.

                        CardMember Publishing Corporation
                           401(k) Profit Sharing Plan


IV.  PLAN BENEFITS AND METHODS OF PAYMENTS.

Distributions:

You may elect to receive a distribution from the 401(k) Plan if you:

     1.   Separate from service,
     2.   Die, or
     3.   Become disabled.

Also, you may receive a distribution of your salary deferral contributions:

     1.   If the Plan terminates and there is no successor Plan, or
     2. If the employer or most of his working assets are sold to another unrelated company, or
     3. If the employer sells its interest in a subsidiary to another unrelated company, or
     4. If you have a "financial hardship." (Note: Applicable to Salary Deferral Contributions, as defined below, only.)

When you are ready to begin receiving your benefit, contact the Plan Administrator. The Plan cannot compel you to take a distribution, unless your benefit is less than $3,500, until the year following the year in which you reach 70 1/2. If you have not separated from service or elected your benefit by that time, it will automatically be paid to you. You may receive it in installments or in a lump sum.

Hardship Distributions:

You may receive a distribution of Elective Deferrals (and earnings thereon accrued as of December 31, 1988) in the event of hardship. The following is a general explanation of the rules for such a distribution.

Contact the Plan Administrator for complete details and application. This is a taxable distribution.

Hardship is defined as an immediate and heavy financial need where you lack other available resources. You will need to receive your spouse's consent to the distribution.

The following are the only financial needs considered immediate and heavy for which you may receive a hardship distribution:

     * incurred or necessary medical expenses of the Employee, the Employee's spouse, children, or dependents;

     * the purchase (excluding mortgage payments) of a principal residence for the Employee;

     * payment of tuition for the next 12 months of post-secondary education for the Employee, the Employee's spouse, children or dependents;

     * the prevention of eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

                        CardMember Publishing Corporation
                           401(k) Profit Sharing Plan

In order to quality for a hardship distribution, you must first obtain all other types of distributions and all nontaxable loans permitted under all plans maintained by the Employer.

Your right to make Elective Deferrals will be suspended for twelve months after the receipt of the hardship distribution.

The amount you may receive may not be in excess of the amount of an immediate and heavy financial need, or the amount of your Elective Deferrals.

The amount of Elective Deferrals you will be allowed to make for the taxable year immediately following the taxable year of the hardship distribution may not be in excess of the applicable limit under Section 402(g) of the Code (the $7,000 limit adjusted for cost of living) for that taxable year, less the amount of your Elective Deferrals made in the taxable year of the hardship distribution.

The determination of the existence of financial hardship, and the amount required to be distributed to meet the need created by the hardship, shall be made in a nondiscriminatory manner by the Plan Administrator according to the written rules and regulations of the Plan.

To apply for a financial hardship distribution you must:

     1.   Complete an application for the Plan Administrator,

     2. Provide proof to the Administrator of expenditures showing the amount of the withdrawal needed, and

     3. Provide proof to the Administrator, such as bank statements, showing that there are no other financial resources available to meet the expense.

Rollover Contributions:

You may apply to the Plan Administrator asking the Plan to receive a contribution of a distribution to you from another qualified plan. If the Plan accepts this money, it is called a Rollover Contribution. Under rules established by the Plan Administrator, the Plan will not accept such a contribution if the distribution to you was from a Defined Benefit Plan, or other Plan to which IRC 417 spousal rights apply. Contact the Plan Administrator about the rules and process for making this type of contribution.

Payment of Your Distribution:

Once you become eligible for a distribution and elect to receive it, the Trustee will be instructed to pay it out. The amount of this distribution will be the vested portion of your plan money.

It cannot be specified exactly how long it will take for you to receive this distribution, for two reasons:

     1. In the daily valuation system the Plan Administrator will generally know the value of your account, however, the assets will need to be liquidated in order for you to receive payment. This may take a period of time. Some types of assets may take a longer period of time to liquidate than others. Publicly traded stocks and mutual funds generally are easily liquidated.

                        CardMember Publishing Corporation
                           401(k) Profit Sharing Plan

     2. After you leave, the Plan Administrator must calculate your exact years of vesting, prepare a final statement of your account, prepare an IRS form showing how it is taxable, and have a check prepared.

Of course, your employer is interested in paying benefits when due, but must do so in an orderly course of business. For this reason, it is anticipated that any distribution will take a reasonable length of time.

Amount and Form of Payment of Your Distribution:

The amount of your benefit in this Plan depends on the amount in your account and the extent to which you are vested in that amount.

The other benefit forms available are:  1.  Lump Sum, 2.  Installment Payments.

You can defer paying taxes on all or a portion of your distribution by requesting that the Plan transfer it directly to an Individual Retirement Account or a Qualified Defined Contribution Plan. This is called a direct rollover.

If you elect a direct rollover from this plan to your new plan or IRA, no money will be withheld for payment of federal income taxes. At the time of your distribution you will want to be sure to speak with the Plan Administrator as to how you can accomplish a direct rollover.

If you do not elect to make a direct rollover to a Qualified Defined Contribution Plan or IRA, the Employer will be required to withhold 20% of any monies you receive to pay federal income taxes.

You may still receive your money and then decide to roll it over, as long as you do so within 60 days of the date of payment. But the withholding will have already occurred at the time of distribution and you will pay taxes on this amount as well as any other amount you do not roll over. If you decide to roll over the whole distribution including the amount that was withheld, you must provide other money to replace the amount withheld. The withholding will be credited against any income tax you owe for the year, and when you file your income tax return, you may get a refund of the amount withheld.

If you are ever going to receive a distribution, be sure to review carefully the Notice of Taxation of Distribution that you will receive from your Plan Administrator.

If you keep all or a part of your distribution, then you must show the payment as income on your tax return for that year. You or your tax preparer should calculate the tax when you prepare the return.

If you have applied for and received a Hardship Distribution, the amount must be reported by you as income in the year it was received. A Hardship Distribution will always be given to you as a lump sum.

If you are under 59 1/2 when you receive a distribution, you will be liable for an early distribution tax unless you roll the amount into an Individual Retirement Account.

The Plan Administrator cannot give you legal or tax advice. You should rely on your own personal tax advisor when the time comes to decide on how you wish to take distribution and to determine the tax consequences of receiving a distribution.

                        CardMember Publishing Corporation
                           401(k) Profit Sharing Plan


V.  PLAN ADMINISTRATION.

Plan Operation:

Your employer makes contributions to the Plan. These contributions can never go back to the employer. The Trustee, each year, tells the Plan Administrator what the trust is worth and the Plan Administrator then must divide the funds among all of the plan participants accounts. The Plan Administrator may issue a statement of his account to each participant. The Plan Administrator must give the value of your account to you if you request it in writing.

Plan Administrator:

The plan is administered by the Plan Administrator, whose name is typed on the Plan Information page. Your employer has appointed the Plan Administrator and can change the Plan Administrator at any time. The Plan Administrator has the sole and ultimate responsibility to interpret Plan provisions and determine Plan Benefits, and is responsible for such things as keeping plan records and reporting to government agencies.

Trustee:

Your plan is funded by a Trust. The name of the Trustee is typed on the Plan Information page. Your employer has appointed the Trustee and can change the Trustee at any time. The job of the Trustee is to safekeep the fund of money in the Plan and to invest the money.

Investment of Plan Assets:

In your Plan each Participant has an Individual Investment Account. This account will hold the Salary Deferral Contributions, additional contributions, Profit Sharing

Contributions, and Matching Contributions allocable to the Participant. Rollover Contributions will also be included.

You must direct the Trustee as to how your assets are to be invested. The employer and Plan Administrator will select a series of mutual funds or pooled investment accounts for you to invest in. You may direct the investment of your account assets into any investment permitted by regulation and the policy of the Plan. Note that the Plan Administrator, the Employer, and the Trustee will not provide investment advice. You are totally responsible for any investment selection which you make. Your Employer is not responsible for the financial gains or losses to your account which result from your directions.

Plan Insurance:

You may have heard that the government provides insurance to pay pension benefits if a Plan fails. This Plan is not eligible for such insurance because contributions are made right into your own account. If the Plan terminates or your employer goes out of business, you will be entitled to receive all the benefits in your account at the time. This amount could be more or less than the total amount of contributions made to your account depending on your investment expenses.

VI.  LOSS OR DENIAL OF BENEFITS.

You should be aware that some actions by you or the employer may result in a loss or denial of benefits from your Plan.

Also, because a 401(k) Plan must pass special nondiscrimination tests, sometimes your contributions will have to be returned to you as excess contributions which the Plan cannot continue to hold. If the Plan returns contributions, you will have to pay income taxes on them.

Vesting:

Your plan has a Vesting Schedule that establishes what percentage of your Profit Sharing Contribution and your Matching Contribution is nonforfeitable if you leave the employer.

If you leave the employer, then you get the percentage of the Matching and other contributions in which you vest based on the following schedule. The remainder of the Matching Contribution is then forfeited to the Plan to reduce future employer contributions.

Forfeitures of Profit Sharing Contributions will be reallocated in the same manner as current Profit Sharing Contributions.

The vesting schedule is based on Covered Years of Service. A Covered Year of Service is any 12 month period ending on the plan year end during which you worked for the employer at least 1000 hours.

Vesting Schedule

Covered Years
 of Service:

Percentage of
Account Vested:
less than 1

0% 1 but less than 2 0% 2 but less than 3 20% 3 but less than 4 40% 4 but less than 5 60% 5 but less than 6 80% 6 or more 100%

If you have reached Normal Retirement Age, if you die, if you are totally and permanently disabled, or if the Plan is terminated then your balance of these funds becomes 100% vested. This means that you or your beneficiaries get the entire value of your accounts. You are always 100% vested in your Elective Deferral contributions to this Plan.

Break in Service:

Once you have become a participant in the Plan, you will remain a participant until a year (which ends on December 31) passes, during which you did not work 500 hours. This is called a 1 year break in service. If you return before having 5 consecutive 1 year breaks in service, then you continue to participate in the Plan as if you had never left the employer.

Other circumstances which may cause either a reduction or denial of benefits:

     A. If the employer amends the Plan to reduce future contributions, then your account will not grow at the same rate.

     B. If the employer terminates the Plan, then your account will have no further contributions.

     C. If your salary decreases, then your allocation of the contribution will be less.

     D. If the Plan investments do poorly, then your account balance will decrease.

     E. If you receive a loan from the Plan which you fail to repay, then your account balance will be offset by the loan.

Beneficiary Designation:

If you die before benefits are distributed to you, the Trustee will pay out the whole amount to the beneficiary you have set forth on the beneficiary designation form on file with the Employer.

Make sure you keep this form current.

VII.  TERMINATION OF THE PLAN.

While the Plan is intended to be permanent, the employer reserves the right to amend or terminate the Plan. If the Plan is terminated, you will immediately become 100% vested in all your benefits in the Plan.

VIII.  YOUR RIGHTS UNDER ERISA.

As a participant in this plan you are entitled to certain rights and projections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants shall be entitled to:

Examine, without charge, at the Plan Administrator's office and at other specified locations all plan documents, including insurance contracts, collective bargaining agreements and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

Obtain copies of all plan documents and other plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your plan, called Fiduciaries of the Plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

If your claim for a pension benefit is denied in whole or in part you must receive a written explanation of the reason for the denial. You have the right to have the Plan reviewed and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in Federal Court. The Court will decide who pays Court Cost and Legal Fees. If you are successful the Court may order the person you have sued to pay these costs and fees. If you lose, the Court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

The Plan Administrator has the sole and ultimate authority to define and interpret plan language, terms and documentation.

If you have any questions about your plan, you should contact the Plan Administrator.

If you have any questions about this statement or about your rights under ERISA, you should contact the nearest area office of the U.S. Labor-Management Services

Administration, Department of Labor.

You may apply for a loan under the Retirement Plan. This information sheet has been prepared to give you some general information concerning these loans. You may apply for a loan by obtaining a loan application form from your Plan Administrator.

1. The maximum loan you may borrow may not exceed the lesser of 50% of your vested interest in the Plan or $50,000 (reduced by the excess of the highest loan balance held by you in the last 12 months, over the outstanding balance on the date of the loan) less your current loan balance. The minimum loan you may borrow will not be less than $1,000.00 (minimum may not exceed $1,000.00).

2. The interest rate will be the prevailing rate found by the Plan Administrator. It will be the average of the rate used for similar personal loan transactions used by several commercial banks in the general geographic area of the Plan.

3. The maximum loan term is 5 years, unless you certify that you are going to use it to purchase your primary residence. In that case, the maximum term for a home loan is 30 years. A loan to purchase a primary residence is not a mortgage, and does not permit you to take a deduction on your personal income taxes.

4. The loan will be fully amortized and secured by the vested balance of your account in the Plan.

5. Loan amounts will first be taken from money attributed to rollovers, then pro-rata from all other accounts until liquidated, until the loan amount requested has been taken.

6. All loans must be fully amortized, principal and interest, and must be paid through regular payroll deductions. Loan payments will be deposited to your plan accounts in the reverse order to that in #5 according to current fund elections.

7. When you take a loan from the plan you will be pledging your account balance to repay the entire balance of the loan if you should default.

8. You may prepay the total outstanding balance of your loan at any time. There is no prepayment penalty. Partial prepayments are not allowed.

9. Since payments are made by payroll deductions, default occurs when you no longer are receiving a paycheck from the Company, and you fail to make payments. If you are still an employee, but are on an unpaid leave of absence, you may continue to make the regular payments by personal check. Default will occur if you fail to send in your check. If you fail to make up the payments you owe, default occurs. The amount outstanding will be deemed distributed to you as income. However, the loan will continue to be held as an asset of the Plan.

10. If you terminate your employment with a remaining loan balance, or if you otherwise default on your loan, the balance will be immediately due and payable. If you do not pay off the loan, the outstanding amount will be deducted from your account balance upon its distribution to you. The amount of the loan balance would then be a taxable distribution from the Plan and may also be subject to a 10% early distribution penalty if you are not at least 59 1/2. Your employer will be required to withhold 20% of the amount of your loan in default for payment of Federal Income Taxes. This withholding will be paid from your remaining vested account balance at the time of distribution. You should consult a tax advisor if this occurs to determine its effect on your taxes. Note that if the loan is deemed to be distributed as taxable income to you, and you are not otherwise entitled to receive a distribution, the loan will remain part of your account balance.

11. Further information concerning the loans is contained in the Loan Application, the Promissory Note, and the Truth-in-Lending Disclosure Statement, if applicable, copies of which are provided by the Plan Administrator.

12. Provisions for loans are subject to change by the Plan Administrator at any time. Any future changes will not affect existing loans unless required by law.

13. Generally, interest repayments are not deductible.